UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest reported) December 16, 2011
                                                     -----------------


                        Commission File Number 333-138989

                            ECOTECH ENERGY GROUP INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                           98-0479847
------------------------------                         ------------------------
State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization                            Identification No.)

                   500 Fifth Ave, Ste 4100, Seattle, WA 98104
                   ------------------------------------------
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code: 1 (206) 259-7867



         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 - DEPATURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective December 16, 2011, Barry Sheahan resigned as Chief Financial Officer and as Principal Accounting Officer of the company. Also effective December 16, 2011, Rolf A. Eugster was appointed Chief Financial Officer and Principal Accounting Officer of the company.

ROLF A. EUGSTER, age 59

Rolf A. Eugster, CA has been a Chartered Accountant for 34 years. He received his CA designation in 1978 while working for Price Waterhouse Coopers, auditing clients involved in the forest products, manufacturing, distribution, financial and service industries. Since leaving public practice he has held senior corporate management, accounting and financial reporting positions.

After public practice, Mr. Eugster spent 20 years with Westcoast Energy Inc., an international natural gas utility, with direct investments in co-generation, oil and gas and other energy related projects. Since 2000, he has been employed in the Canadian and international telecommunications industry, with 360networks Inc. from 2000 - 2004 and Bell Canada Inc. from 2004 through 2010. While with Bell Canada Inc., he held the following positions:

     Special Project Consultant 2010
     Director  Financial Reporting and Analysis 2007 - 2009
     Associate  Director Reporting and Analysis 2004 - 2007


He has been an active member of the Institute of Chartered Accountants of B.C.'s exposure draft committee and industry specific accounting and tax committees.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:    January 11, 2011

ECOTECH ENERGY GROUP INC.



By: /s/ Victor Colin Hall
    --------------------------------------
Name:  Victor Colin Hall
Title:   Chief Executive Officer




















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